UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2022

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth under Item 2.01 of this Current Report on Form 8-K related to the entry into the Investor Rights Agreement (as defined below) and Item 2.03 of this Current Report on Form 8-K related to the entry into the New Credit Facilities (as defined below) is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K related to termination of the Prior Term Loan Credit Agreement and the Prior ABL Credit Agreement (each as defined below) is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 17, 2022 (the “Effective Date”), MKS Instruments, Inc., a Massachusetts corporation (the “Company”), completed its previously announced acquisition of Atotech Limited, a Bailiwick of Jersey company (“Atotech”), through the acquisition of the entire issued and to be issued share capital of Atotech by Atotech Manufacturing, Inc. (“Bidco”), a Delaware corporation and indirect wholly owned subsidiary of the Company (the “Acquisition”). The Acquisition was implemented by means of a scheme of arrangement under the laws of Jersey (the “Scheme”) pursuant to the definitive agreement entered into by the Company and Atotech on July 1, 2021, as amended by the Letter Agreement dated October 29, 2021 by and among the Company, Atotech and Bidco and as further amended by the Amendment to the Implementation Agreement dated April 1, 2022 by and among the Company, Atotech and Bidco (together, the “Implementation Agreement”). On the Effective Date, pursuant to the Scheme and in accordance with terms and conditions of the Implementation Agreement, Bidco acquired each issued and outstanding ordinary share of Atotech in exchange for per share consideration of $16.20 in cash and 0.0552 of a share of Company common stock. Atotech ordinary shares have been de-listed from The New York Stock Exchange effective as of the close of trading on August 16, 2022.

The aggregate cash and stock consideration paid by the Company to the former Atotech shareholders in the Acquisition was approximately $4.4 billion, excluding related transaction fees and expenses. The Company funded the payment of the aggregate consideration with a combination of cash on hand and the proceeds from the New Term Loan Facility (as defined below) described in Item 2.03 of this Current Report on Form 8-K, which description is incorporated herein by reference. As a result of the Acquisition, the Company issued an aggregate of 10,748,728 shares of Company common stock to the former Atotech shareholders.

Atotech will form a separate division of the Company, which the Company will refer to as the Materials Solutions Division.

In connection with the completion of the Acquisition, on August 17, 2022, the Company entered into an agreement (the “Investor Rights Agreement”) with Carlyle Partners VI Cayman Holdings L.P., CEP IV Participations, S.à.r.l. SICAR, and Gamma Holding Company Limited (collectively, the “Carlyle Shareholders”) to grant the Carlyle Shareholders certain registration rights, including the right to demand that we file a registration statement (including registration statements on Form S-3 and accompanying shelf takedowns) or request that their shares be covered by a registration statement that the Company is otherwise filing, with respect to the shares of Company common stock they received.

Also in connection with the completion of the Acquisition, as previously disclosed in that Current Report on Form 8-K filed by the Company with the Securities Exchange Commission on July 2, 2021, the Carlyle Shareholders entered into a lock-up agreement (the “Lock-Up Agreement”) with the Company, pursuant to which the Carlyle Shareholders have agreed not to sell, hypothecate, pledge or otherwise dispose of a percentage of the Company Shares for a phased period ending 60 days from the Effective Date (the “Lock-Up Period”). Pursuant to the terms of the Lock-Up Agreement, 80% of the Company Shares will be subject to the Lock-Up Period for 30 days following the Effective Date and 60% of the Company Shares will be subject to the Lock-Up Period for 60 days following the Effective Date.

The foregoing summary of the transactions contemplated by the Implementation Agreement, including the Investor Rights Agreement and the Lock-Up Agreement, is qualified in its entirety by reference to the Implementation

Agreement, which is included as Exhibits 2.1, 2.2 and 2.3 to this Current Report on Form 8-K, to the Investor Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and to the Lock-Up Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

New Term Loan Facility and New Revolving Facility

On the Effective Date, in connection with the completion of the Acquisition, the Company entered into a credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Barclays Bank PLC, and the lenders from time to time party thereto (the “New Credit Agreement”). The New Credit Agreement provides for (i) a senior secured term loan facility (the “New Term Loan Facility”) comprised of three tranches: a USD 1,000,000,000 loan (the “USD Tranche A”), a USD 3,600,000,000 loan (the “USD Tranche B”) and a EUR 600,000,000 loan (the “Euro Tranche”), each of which were borrowed in full on the Effective Date, and (ii) a senior secured revolving credit facility of USD 500,000,000 (the “New Revolving Facility” and, together with the New Term Loan Facility, the “New Credit Facilities”), with the commitments under each of the foregoing facilities subject to increase from time to time subject to certain conditions.

Interest Rate and Fees. Borrowings under the New Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) with respect to the USD Tranche A, the USD Tranche B and the New Revolving Facility, (x) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the prime rate quoted in The Wall Street Journal, or (3) a Term SOFR rate (plus an applicable credit spread adjustment) for an interest period of one month, plus 1.00%; and (y) a Term SOFR rate (plus an applicable credit spread adjustment) for the interest period relevant to such borrowing, subject, solely with respect to the USD Tranche B, to a rate floor of 0.50%; and (b) with respect to the Euro Tranche, a EURIBOR rate determined by reference to the costs of funds for Euro deposits for the interest period relevant to such borrowing adjusted for certain additional costs, subject to a EURIBOR rate floor of 0.0%. The USD Tranche A was issued with original issue discount of 0.25% of the principal amount thereof. The USD Tranche B and the Euro Tranche were issued with original issue discount of 2.00% of the principal amount thereof. The applicable margin for borrowings under the USD Tranche A is 1.50% with respect to base rate borrowings and 2.50% with respect to Term SOFR borrowings. The applicable margin for borrowings under the USD Tranche B is 1.75% with respect to base rate borrowings and 2.75% with respect to Term SOFR borrowings. The applicable margin for borrowings under the Euro Tranche is 3.00%. The initial applicable margin for borrowings under the New Revolving Facility is 1.50% with respect to base rate borrowings and 2.50% with respect to Term SOFR borrowings. Commencing with the delivery of financial statements with respect to the first quarter ending after the closing of the New Credit Agreement, the applicable margin for borrowings under the New Revolving Facility is subject to adjustment each fiscal quarter, based on the Company’s first lien net leverage ratio during the preceding quarter.

In addition to paying interest on outstanding principal under the New Credit Facilities, the Company is required to pay a commitment fee in respect of the unutilized commitments under the New Revolving Facility. The initial commitment fee is 0.375% per annum. Commencing with the delivery of financial statements with respect to the first quarter ending after the closing of the New Credit Agreement, the commitment fee is subject to downward adjustment based on the Company’s first lien net leverage ratio during the preceding quarter. The Company must also pay customary letter of credit fees and agency fees.

Mandatory Prepayments. The New Credit Agreement requires the Company to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (subject to reduction to 25% and 0% based upon the Company’s first lien net leverage ratio) of the Company’s annual Excess Cash Flow (as defined in the New Credit Agreement);

•

100% (subject to a reduction to 0% based upon the Company’s first lien net leverage ratio) of the net cash proceeds of certain asset sales and casualty and condemnation events where the proceeds exceed the greater of $202,500,000 and 15% of the EBITDA Grower Amount (as defined in the New Credit Agreement), subject to reinvestment rights and certain other exceptions; and

•	100% of the net cash proceeds of any incurrence or issuance of certain debt, other than debt permitted under the New Credit Agreement.

If at any time the aggregate amount of outstanding loans, unreimbursed letter of credit drawings and undrawn letters of credit under the New Revolving Facility exceeds the aggregate commitments under the New Revolving Facility, the Company is required to repay outstanding loans and/or cash collateralize letters of credit, with no reduction of the commitment amount.

Voluntary Prepayments. The Company may voluntarily prepay outstanding loans under the New Credit Facilities from time to time, subject to certain conditions, without premium or penalty other than customary “breakage” costs with respect to Term SOFR or EURIBOR loans; provided, however, that, subject to certain exceptions, if on or prior to the date that is twelve months after the closing date of the New Term Loan Facility, the Company prepays any loans under the USD Tranche B or the Euro Tranche in connection with a repricing transaction, the Company must pay a prepayment premium of 1.00% of the aggregate principal amount of the loans so prepaid. Additionally, the Company may voluntarily reduce the unutilized portion of the commitment amount under the New Revolving Facility.

Amortization and Final Maturity. The Company is required to make scheduled quarterly payments each equal to 1.25% of the original principal amount of the USD Tranche A (increasing to 1.875% in years 3 and 4 and 2.50% in year 5) and 0.25% of the original principal amount of the USD Tranche B and the Euro Tranche, beginning with the fiscal quarter ending December 31, 2022, with the balance due thereunder on the fifth anniversary of the closing date in the case of the USD Tranche A and the seventh anniversary of the closing date in the case of the USD Tranche B and the Euro Tranche.

There is no scheduled amortization under the New Revolving Facility. The principal amount outstanding under the New Revolving Facility is due and payable in full on the fifth anniversary of the closing date.

Guarantees and Security. All obligations under the New Credit Facilities are unconditionally guaranteed by certain of the Company’s existing wholly owned domestic subsidiaries, and are required to be guaranteed by certain of the Company’s future wholly owned domestic subsidiaries. All obligations under the New Credit Agreement, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the subsidiary guarantors, including, in each case subject to customary exceptions and exclusions:

•

a first-priority pledge of all of the capital stock directly held by the Company and the Company’s subsidiary guarantors (which pledge, in the case of the capital stock of each (a) domestic subsidiary that is directly owned by the Company or by any subsidiary guarantor and that holds no material assets other than equity interests in one or more controlled foreign corporations or (b) foreign subsidiary, is limited to 65% of the voting stock and 100% of the non-voting stock of such subsidiary); and

•

a first-priority security interest in substantially all of the Company’s and the subsidiary guarantor’s other tangible and intangible assets including, but not limited to, substantially all of the Company’s equipment, real property and intellectual property.

Certain Covenants and Events of Default. The New Credit Agreement contains a number of negative covenants that, among other things and subject to certain exceptions, restrict the ability of the Company and each of its subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its subordinated indebtedness;

•	make investments, loans and acquisitions;

•

create restrictions on the payment of dividends or other amounts to the Company from the Company’s restricted subsidiaries or restrictions on the ability of the Company’s restricted subsidiaries to incur liens;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	materially alter the business it conducts;

•	consolidate or merge;

•	incur liens; and

•	engage in sale-leaseback transactions.

Under the USD Tranche A and the New Revolving Facility, so long as any USD Tranche A loans (or commitments in respect thereof) are outstanding as of the end of any fiscal quarter, the Company may not allow its total net leverage ratio as of the end of such fiscal quarter to be greater than 5.50 to 1.00, with an annual step-down of 0.25:1.00 and subject to a step-up of 0.50:1.00 for the four full fiscal quarter period following any material acquisition, not to exceed 5.50 to 1.00.

In addition, as of the end of any fiscal quarter of the Company when the aggregate amount of loans outstanding under the New Revolving Facility (net of (a) all letters of credit (whether cash collateralized or not) and (b) unrestricted cash of the Company and its restricted subsidiaries) exceeds 35% of the aggregate amount of all commitments under the New Revolving Facility in effect as of such date, the Company may not allow its first lien net leverage ratio as of the end of each such fiscal quarter to be greater than 6.00 to 1.00.

The USD Tranche B and the Euro Tranche are not subject to any financial maintenance covenant.

The New Credit Agreement contains customary representations and warranties, affirmative covenants and provisions relating to events of default. If an event of default occurs, the lenders under the New Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor.

The proceeds of the New Term Loan Facility were used on the Effective Date, among other things, to fund a portion of the consideration payable in connection with the Acquisition and to refinance the Prior Term Loan Credit Agreement, the Prior ABL Credit Agreement (each as defined below) and certain indebtedness of Atotech. The Company also paid certain customary fees and expenses of JPMorgan Chase Bank, N.A., Barclays Bank PLC, BofA Securities Inc., Citigroup Global Markets Inc., HSBC Securities (USA) Inc. and Mizuho Bank, Ltd. in their respective capacities as lead arrangers and bookrunners in connection with the New Credit Facilities.

The foregoing description of the New Credit Facilities and the New Credit Agreement is a summary only and is qualified in its entirety by reference to the New Credit Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Termination of Prior Term Loan Credit Agreement and Prior ABL Credit Agreement

On August 17, 2022, in connection with the entry into the New Credit Agreement described above, the Company terminated and prepaid the prior term loan credit facility under that certain Term Loan Credit Agreement, dated as of April 29, 2016, by and among the Company, Barclays Bank PLC and the other financial institutions from time to time party thereto (as amended, the “Prior Term Loan Credit Agreement”) and terminated the prior revolving credit facility under that certain ABL Credit Agreement, dated as of February 1, 2019, by and among the Company, Barclays Bank PLC and the other financial institutions from time to time party thereto (as amended, the “Prior ABL Credit Agreement”). At the time of termination, there were approximately $820,000,000 in borrowings outstanding under the Prior Term Loan Credit Agreement that were prepaid and no borrowings outstanding under the Prior ABL Credit Agreement.

Item 3.02.	Unregistered Sales of Equity Securities.

On the Effective Date, and pursuant to the terms and conditions of the Implementation Agreement, the Company issued an aggregate of 10,748,728 shares of Company common stock to the former Atotech shareholders. Such shares of Company common stock were issued in reliance on Section 3(a)(10) of the Securities Act of 1933, as amended, which exempts from the registration requirements the issuance of securities which have been approved, after a hearing upon the substantive and procedural fairness of the terms and conditions of the relevant transaction, at which all persons to whom it is proposed the securities will be issued shall have the right to appear, by any court expressly authorized by law to grant such approval. Under the Implementation Agreement, Atotech submitted the scheme of arrangement for approval of the Acquisition by the Royal Court of Jersey, which final order and approval sanctioning the substantive and procedural fairness of such scheme was granted on August 15, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Change

On the Effective Date, in connection with the completion of the Acquisition and pursuant to the employment agreement, dated September 16, 2019, by and between the Company and James A. Schreiner, as amended on October 25, 2021, Mr. Schreiner’s appointment as Senior Vice President and Chief Operating Officer, Materials Solutions Division, became effective. Mr. Schreiner previously served as the Company’s Senior Vice President and Chief Operating Officer and, as previously disclosed, was appointed by the Board of Directors of the Company (the “Board”) to his new position on October 25, 2021 subject to and effective upon the closing of the Acquisition.

Appointment of Director

On August 17, 2022, immediately following closing of the Acquisition, Geoff Wild’s appointment as a Class III Director of the Company became effective. Prior to the closing of the Acquisition, Mr. Wild was the President and Chief Executive Officer and a director of Atotech. As previously disclosed, on October 25, 2021, the Board appointed Mr. Wild as a Class III Director effective immediately following the closing of the Acquisition. The terms and amounts of severance payments to which Mr. Wild is entitled to receive from Atotech as a result of the Acquisition are described in Item 5.02 of the Company’s Current Report on Form 8-K filed on October 29, 2021, as amended on August 17, 2022, and are incorporated herein by reference.

Item 8.01	Other Events.

The Company hereby amends and restates in their entirety the risk factors included under Part I Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2022, as well as the summary of risk factors set forth in the forepart of such Annual Report on Form 10-K, with the risk factors and summary of risk factors filed under Exhibit 99.1 hereto, which are incorporated herein by reference. The risk factors and summary of risk factors in Exhibit 99.1 have been updated to reflect the completion of the Acquisition.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Exhibit

2.1	Implementation Agreement, dated July 1, 2021, by and between MKS Instruments, Inc. and Atotech Limited (incorporated herein by reference to the Current Report on Form 8-K filed by MKS Instruments, Inc. on July 2, 2021)

2.2	Letter Agreement, dated October 29, 2021, by and among MKS Instruments, Inc., Atotech Limited and Atotech Manufacturing, Inc. (incorporated herein by reference to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed by MKS Instruments, Inc. on February 28, 2022)

2.3	Amendment to Implementation Agreement, dated April 1, 2022, by and among Atotech Limited, MKS Instruments, Inc. and Atotech Manufacturing, Inc. (incorporated herein by reference to the Current Report on Form 8-K filed by MKS Instruments, Inc. on April 1, 2022)

10.1	Investor Rights Agreement, dated August 17, 2022, by and among MKS Instruments, Inc. and the Carlyle Stockholders

10.2	Lock-Up Agreement, between the Company and the Carlyle Shareholders, dated as of July 1, 2021 (incorporated herein by reference to the Current Report on Form 8-K filed by MKS Instruments, Inc. on July 2, 2021)

10.3	Credit Agreement, dated as of August 17, 2022, by and among MKS Instruments, Inc., the lenders and letter of credit issuers party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

99.1	Amended and Restated Risk Factors of MKS Instruments, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

	By:	/s/ Seth H. Bagshaw
Date: August 17, 2022	Name:	Seth H. Bagshaw
	Title:	Senior Vice President, Chief Financial Officer and Treasurer